Exhibit 99.1

Eastern American Natural Gas -Trust

Eastern American Natural Gas Trust Announces Quarterly Distribution

Eastern American Natural Gas Trust

The Bank of New York Mellon Trust Company, N.A., Trustee

News

Release

For Immediate Release

Austin, Texas November 4, 2011 — EASTERN AMERICAN NATURAL GAS TRUST (NYSE—NGT) announced today that its Distribution Amount per Unit for the quarter ended September 30, 2011 will be $.2427 per Depository Unit. Based on the amount of Distributable Income for the quarter, the Trust anticipates that it will make a cash distribution on or before December 15, 2011 of $.2427 per Depository Unit to holders of record as of the close of business on November 30, 2011.

Eastern American Natural Gas Trust is a grantor trust, which presently holds net profit interests in approximately 600 producing gas wells located in West Virginia and Pennsylvania.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders.  An investment in Units issued by Eastern American Natural Gas Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2010, and all of its other filings with the Securities and Exchange Commission.  The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.

Contact:	Eastern American Natural Gas Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
919 Congress Avenue Austin, TX 78701